Exhibit 10.26

LOAN AGREEMENT

THIS LOAN AGREEMENT (“Agreement”) is made this 1st day of June, 2017 by and between THE REAL GOOD FOOD COMPANY LLC, a California limited liability company (“Borrower”) and PPZ, LLC, a Wyoming limited liability company, or its designee (“Lender”). Borrower and Lender are sometimes hereinafter individually referred to as a “Party” and collectively as the “Parties”.

RECITALS

A.        Borrower manufacturing various food products (“Business”) including without limitation specialty pizza items.

B.        Borrower requires additional capital for various business and operational needs.

C.        Lender desires to make a loan to Borrower and Borrower desires to receive a loan from Lender on the terms and conditions set forth in this Agreement.

OPERATIVE PROVISIONS

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.        Incorporation of Recitals.    The Recitals are incorporated herein and by this reference made a part hereof.

2.        Loan.    Lender hereby agrees to loan to Borrower up to Four Hundred Thousand Dollars and Zero Cents ($400,000.00) (the “Loan”) on the terms and conditions set forth herein. On May 23, 2017 Lender remitted to Borrower Two Hundred Thousand Dollars and Zero Cents ($200,000.00) of the Loan. Lender shall remit to Borrower an additional One Hundred Thousand Dollars and Zero Cents ($100,000.00) on the date of this Agreement. The remaining One Hundred Thousand Dollars and Zero Cents ($100,000.00) of the Loan within three (3) business days of after written request for all or portion of the remaining Loan from Borrower. The Loan shall be evidenced by a promissory note (the “Note”) executed by Borrower in favor of Lender in the form attached hereto as Exhibit A and by this reference made a part hereof. The Note shall bear interest at the rate of nine percent (9%) per annum, calculated on the basis of a 360-day year assuming twelve equal 30-day months. The Loan shall be secured pursuant to a security agreement in the form attached hereto as Exhibit B and by this reference made a part hereof (“Security Agreement”) and UCC-1 Financing Statement in the form attached hereto as Exhibit C and by this reference made a part hereof (“UCC”) on all the assets of Borrower and subordinated only to all existing and future debt of Borrower from PMC Financial. This Agreement, the Note and the UCC are sometimes together referred to as the “Loan Documents”.

3.        Fee and Costs.    Upon receipt of the Loan, Borrower shall pay Lender an origination fee and a loan maintenance fee collectively of Six Thousand Dollars ($6,000.00) for the amounts loaned to date. Upon funding of the remaining One Hundred Thousand Dollars and Zero Cents ($100,000.00), the Borrower shall pay Lender Two Thousand Dollars ($2,000.00) as an additional origination and loan maintenance fee.

4.        Use of Loan Proceeds.    The Loan shall be used exclusively for operational needs of the Business, including any tax obligations or other fees, costs or expenses incurred as a result of such needs.

5.        Representations and Warranties.    Borrower hereby makes the following representations and warranties to Lender, which representations and warranties shall survive the execution of this Agreement:

4.1        Enforceability.    Borrower has the full right, power and authority to execute and deliver the Loan Documents to be delivered to Lender hereunder and to perform the undertakings of Borrower contained in the Loan Documents. The Loan Documents constitute valid and binding obligations of Borrower that are legally enforceable in accordance with their terms.

4.2        No Breach.    None of the undertakings of Borrower contained in the Loan Documents violates any applicable statute, law, regulation or ordinances or any order or ruling of any court or governmental entity, or conflicts with, or constitutes a breach or default under, any agreement by which Borrower or the Property is bound, encumbered or regulated.

4.3        Proceedings.    Borrower is not in violation of any statute, law, regulation or ordinance, or of any order of any court or governmental entity. Borrower has no knowledge of any claims, actions or proceedings pending or threatened against Borrower other than those disclosed to Lender in writing.

4.4        Accuracy.    All reports, documents, instruments, papers, data, information and forms of evidence delivered to Lender with respect to the Loan are accurate and correct, are complete insofar as needed to give Lender true and accurate knowledge of the subject matter thereof, and do not contain any misrepresentation or material omission.

4.5        Taxes.    Borrower has filed all federal, state, county and municipal tax returns that it is required to file and has paid all taxes which have become due pursuant to such returns or to any notice of assessment received by Borrower, and Borrower has no knowledge of any basis for additional assessment with respect to such taxes.

6.        Events of Default.    The occurrence of any of the following events (“Events of Default”) shall constitute a default under this Agreement and, at the option of Lender, shall make all obligations of Borrower to Lender under or in respect of advances and all other sums outstanding under or in respect of this Agreement and any instrument or agreement required under this Agreement immediately due and payable, without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demand of any kind or character:

5.1        Borrower fails to pay any installments as required by the Note, which failure to pay is not cured within ten (10) calendar days after written notice of such failure is given to Borrower as provided in the Note;

5.2        Any representation or warranty in this Agreement, or in any agreement or instrument executed in connection with this Agreement, proves false or misleading in any material respect when made;

5.3        A judgment or judgments is entered against Borrower in the aggregate amount of Fifty Thousand Dollars and Zero Cents ($50,000.00) or more on a claim or claims not covered by insurance;

5.4        Borrower files any petition, proceeding, case or action for relief under any bankruptcy, reorganization, insolvency, or moratorium law, or any other law or laws for the relief of, or relating to, debtors;

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5.5        An involuntary petition is filed under any bankruptcy or similar statute against Borrower or a receiver, trustee, liquidator, assignee, custodian, sequestrator, or other similar official is appointed to take possession of the properties of Borrower and such action is not dismissed or such official is not removed within ninety (90) days;

5.6        Borrower defaults under any provision of the Loan Documents not specifically referred to in this Section 5;

5.7        The breach of any covenant, warranty, promise or representation contained herein or in any exhibit hereto; and

5.8        Borrower utilizes funds loaned under this Agreement for any purpose other than as set forth in this Agreement.

All remedies of Lender provided for herein are cumulative and shall be in addition to all other rights and remedies under any of the Loan Documents or otherwise provided by law. The exercise of any right or remedy by Lender hereunder shall not in any way constitute a cure or waiver of default hereunder or under any other agreement or invalidate any act pursuant to any notice of default, or prejudice Lender in the exercise of any of its right hereunder or any other document described herein.

7.        Notices.    Except as otherwise provided herein, any notice or other items to be delivered to a Party pursuant to this Agreement shall be in writing and either personally delivered, sent by first class mail, postage prepaid, or sent via electronic transmission, addressed to the Party to be notified at the address specified in accordance with this Section, or delivered by Federal Express or other comparable overnight delivery service, delivery costs prepaid and addressed to the Party to be notified at the address specified in accordance with this Section. Any such notice or other items to be delivered shall be deemed duly given, delivered and received on the date of personal delivery to the Party (or such Party’s authorized representative) or in the case of mailing, three (3) business days after deposit in the U.S. Mail, or in the case of electronic transmission receipt by the other Party is not effective unless a duplicate copy of the electronic transmission Notice is promptly given by one of the other methods permitted under this Section, or in the case of Federal Express or other comparable overnight delivery service, one (1) day following the delivery of such notice or item to such delivery service, as the case may be. Unless a Party changes its address for notice by giving a notice in accordance with this Section changing such address, the address for notice and delivery of each Party shall be as follows:

To Lender	PPZ, LLC Attention: Rhea Lamia [***] Email: [***]

To Borrower:	The Real Good Food Company LLC [***] Email: [***]

With a Copy to:	Varner & Brandt LLP Attention: Sean S. Varner 3750 University Avenue Riverside, California 92501 Email: [***]

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8.        Miscellaneous.

7.1        Assignment.    This Agreement shall bind and inure to the benefit of the Parties and their respective successors and assigns; provided, however, that Borrower shall not assign this Agreement or any of the rights, duties or obligations of Borrower hereunder without the prior written consent of Lender. Lender shall have the right to assign this Agreement without the consent of Borrower.

7.2        Consent and Waiver.    No consent or waiver under this Agreement shall be effective unless in writing. No waiver of any breach or default shall be deemed a waiver of any breach or default thereafter occurring.

7.3        Merger.    This Agreement and any instrument or agreement attached hereto or referred to herein integrate all the terms and conditions mentioned herein or incidental hereto, and supersede all oral negotiations and prior writings in respect to the subject matter hereof.

7.4        Purpose.    This Agreement is made for the purpose of defining and setting forth certain obligations, rights and duties of Borrower and Lender in connection with the Loan. After the execution of this Agreement, it shall be deemed a supplement to the Loan Documents, and shall not be construed as a modification of any of the Loan Documents, except as provided herein. It is made for the sole protection of Borrower and Lender, and Borrower’s and Lender’s successors and assigns. No other person shall have any rights of any nature hereunder or by reason hereof.

7.5        Indemnity.    Borrower shall indemnify Lender against, and hold Lender harmless from any and all losses, damages (whether general, punitive or otherwise), liabilities, claims, cause of action (whether legal, equitable or administrative), judgments, court costs and legal or other expenses (including attorneys’ fees) which Lender may suffer or incur as a direct or indirect consequence of:

i.          any claim or cause of action of any kind by any person to the effect that Lender is in any way responsible or liable for any act or omission by Borrower, whether on account of any theory or derivative liability or otherwise, including but not limited to any claim or cause of action for fraud, misrepresentation, tort or willful misconduct;

ii.         any claim or cause of action by any person against Lender, as a result of this Agreement; and

iii.        any claim or cause of action of any kind by any person which would have the effect of denying Lender the full benefit or portion of any provision of this Agreement or any other Loan Document.

The Lender’s rights of indemnity shall not be directly or indirectly limited, prejudiced, impaired or eliminated in any way by any finding or allegation that Lender’s conduct is active, passive or subject to any other classification or that Lender is directly or indirectly responsible under any theory of any kind, character or nature for any act or omission by Borrower or any other person, except Lender. Notwithstanding the foregoing, Borrower shall not be obligated to indemnify Lender with respect to any intentional tort or act of gross negligence which Lender is determined by the judgment of a court of competent jurisdiction (sustained on appeal, if any) to have committed. Borrower shall pay any indebtedness arising under said indemnity to Lender immediately upon demand by Lender together with interest thereon from the date such indebtedness arises until paid at the default rate.

7.6        Attorneys’ Fees.    If any legal action is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, reasonable expert witness fees, costs and necessary disbursements in addition to any other relief to which that party may be entitled.

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7.7        Interpretation; Venue.    Prior to the execution of this Agreement, each of the Parties has had an opportunity to review the provisions of this Agreement, and contribute to the content hereof, and have consulted with legal counsel of that Party’s own choosing or have chosen not to do so of that Party’s own volition. The provisions of this Agreement shall be interpreted to give effect to their fair meaning and shall be construed as though prepared by Borrower and Lender, respectively. The invalidity of any provision shall not affect the validity of any other provision. Section headings are for convenience only and may not be used in interpretations. All interpretations are to be made in accordance with California law. The venue for any legal action arising out of this Agreement shall lie in Los Angeles County, California.

7.8        Agreement in Counterparts.    This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. The Parties may also deliver executed copies of this Agreement to each other by electronic transmission, which electronically transmitted signatures shall be binding. Any electronically delivered signatures shall be followed by the delivery of executed originals.

[signatures on the following page]

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first above written.

LENDER

PPZ, LLC, a Wyoming limited liability company

By:	/s/ Rhea Lamia
Rhea Lamia
Its:	Manager

BORROWER

THE REAL GOOD FOOD COMPANY LLC, a California limited liability company

By:	/s/ Josh Schreider
Josh Schreider
Its:	Manager

Signature Page to Loan Agreement

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EXHIBIT A

PROMISSORY NOTE

(attached behind)

SECURED PROMISSORY NOTE (“NOTE”)

UP TO $400,000.00	June 1, 2017

1.        Obligation. FOR VALUE RECEIVED, the undersigned, THE REAL GOOD FOOD COMPANY LLC, a California limited liability company (“Company”), promises to pay to the order of PPZ, LLC, a Wyoming limited liability company with a principal office located at [***], or its permitted assigns (collectively referred to herein as, the “Holder”) at maturity, a principal sum of up to Four Hundred Thousand Dollars and Zero Cents ($400,000.00) (“Principal”), together with all accrued and unpaid interest, at its offices or such other place as the Holder may designate in writing. On May 23, 2017, Holder remitted to the Company Two Hundred Thousand Dollars and Zero Cents ($200,000.00) of the Principal. Holder remitted to Company an additional One Hundred Thousand Dollars and Zero Cents ($100,000.00) on the date of this Note and up to an additional One Hundred Thousand Dollars and Zero Cents ($100,000.00) of the Principal within three (3) business days of written notice from the Company for all or a portion of the remaining Principal in one or more requests prior to the Maturity Date, as defined below.

2.        Interest Rate. From May 23, 2017 on the first remittance, from the date of this Note for the second remittance and until this Note is paid in full, interest shall accrue on the outstanding principal balance of this Note at the simple rate of interest of nine percent (9%) per annum (“Interest Rate”). Interest shall be calculated on the basis of a 360-day year assuming twelve equal 30-day months. Interest will accrue on the remaining Principal from the date such Principal is received by the Company.

3.        Payment Provisions

3.1.        Monthly Payments. The Company shall make monthly payments of accrued interest commencing on July 1, 2017 until the Maturity Date. The Company shall calculate the amount of interest owed in accordance with Section 2 based on the outstanding Principal and the date any subsequent Principal amount is provided by Holder to the Company.

3.2.        Payment at Maturity. The outstanding principal balance plus all accrued and unpaid interest under this Note shall be due and payable to the Holder on November 30, 2017 (“Maturity Date”).

3.3.        Other Payment Provisions. All payments of principal and/or interest shall be payable to the Holder in lawful money of the United States. All payments shall first be applied to accrued and unpaid interest and then to reduce the principal balance of this Note. Except as otherwise provided herein, this Note may not be prepaid at any time without the prior written consent of the Holder.

4.        Origination and Maintenance Fee. The Company shall pay Holder Six Thousand Dollars ($6,000.00) as an origination and loan maintenance fee on even date herewith for the Principal loaned to date. Upon funding of the remaining One Hundred Thousand Dollars and Zero Cents ($100,000.00), the Company shall pay Holder Two Thousand Dollars ($2,000.00) as an additional origination and loan maintenance fee.

5.        Security Interest. The indebtedness evidenced by this Note shall be secured, to the fullest extent permitted by law, by a security interest in and to all of the Company’s assets and evidenced by the filing of a financing statement made pursuant to, and in accordance with the terms and conditions of that certain Security Agreement of even date herewith (“Security Agreement”), executed by and between the Company, as Debtor, and Holder, as Secured Party, and subordinated only to all indebtedness now and or in the future owed by the Company to PMC Financial Services Group, LLC.

6.        Assignment. The Company may not assign this Note or any of its rights hereunder without the prior written consent of the Holder; provided, however, that in the event of a merger or consolidation of the Company into or with another entity, this Note may be, without the prior written consent of the Holder, and shall be deemed to be, assigned to and assumed by the surviving entity in any such merger or consolidation, which shall thereupon become the Company for purposes of this Note. The Holder may assign this Note without the prior written consent of the Company. The Company or the Holder, as applicable, shall promptly deliver notice of any assignment of this Note or any rights, title or interests in or to this Note by such party, which notice shall include the date of the assignment and the name and address of the assignee.

7.        Successors and Assigns. Except as otherwise provided herein, any reference to the Holder hereof shall be deemed to include the permitted successors and assigns of such Holder, and all covenants, promises and agreements by or on behalf of the Company that are contained in this Note shall bind and inure to the benefit of the permitted successors and assigns of such Holder and to any future holders of this Note.

8.        Notices. Any communication, notice or demand of any kind whatsoever which either party may be required or may desire to give to or serve upon the other shall be in writing and delivered by (a) overnight courier (such as Federal Express) that provides evidence of receipt, (b) by registered or certified mail, postage prepaid, return receipt requested or (c) by electronic communication (whether by email or facsimile) so long as a copy of such notice follows using the methods provided in (a) or (b) within two (2) days, addressed as follows:

To Holder:	PPZ, LLC Attention: Rhea Lamia [***] Email: [***]

To Company:	The Real Good Food Company LLC [***] Email: [***]

With a Copy to:	Varner & Brandt LLP Attention: Sean S. Varner 3750 University Avenue Riverside, California 92501 Email: [***]

Any party may change its address for notice by written notice given to the other in the manner provided in this Section 8. Any such communication, notice or demand shall be deemed to have been received on the date of confirmed delivery; provided, however, that any communication, notice or demand received after 5:00 p.m. (local time for the addressee) shall be deemed to have been received on the next business day.

9.        Waiver. No waiver of any obligation of the Company under this Note shall be effective unless it is in a writing signed by the Holder. A waiver by the Holder of any right or remedy under this Note on any occasion shall not be a bar to exercise of the same right or remedy on any subsequent occasion or of any other right or remedy at any time. The Company hereby expressly waives presentment, demand and protest, notice of demand, dishonor and nonpayment of this Note, and all other notices or demands of any kind in connection with the delivery, acceptance, performance, default or enforcement hereof.

10.        Controlling Law and Venue. This Note and the provisions hereof shall be governed, construed and interpreted strictly in accordance with the laws of the State of California, without regard to its principles of conflicts of law. The Company and Holder each submit to the exclusive jurisdiction of the State courts in the State of California. The venue for any legal action arising out of this Agreement shall lie in Riverside County, California.

11.        Severability. In the event any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any respect, or in the event that any one or more of the provisions of this Note operate or would prospectively operate to invalidate this Note, then and in any such event, such provision(s) only shall be deemed null and void and shall not affect any other provision of this Note and the remaining provisions of this Note shall remain operative and in full force and effect and in no way shall be affected, prejudiced, or disturbed thereby.

12.        Loss, Theft, Destruction or Mutilation of Note. In the event of the loss, theft, mutilation or destruction of this Note, upon Company’s receipt of an indemnification agreement reasonably satisfactory to the Company and executed in favor of the Company by the Holder, or in the event of a mutilation of this Note, upon Holder’s surrender to Company of the mutilated Note, Company shall execute and deliver to Holder, a new convertible promissory note in the form and content identical to this Note in lieu of the lost, stolen, destroyed or mutilated Note.

13.        Relationship of Parties. The relationship between Company and Holder is, and at all times shall remain, solely that of debtor and creditor, for purposes of this Note only, and shall not be, or be construed to be, a joint venture, partnership or other relationship of any nature.

14.        Costs. The Company, with the exception of Holder’s attorney fees, shall be responsible for all costs and expenses related to this Agreement included but limited to, title policies, escrow costs, recording fees, postage, etc.

15.        Amendments. No amendment, modification or termination of this Note shall be effective unless the same shall be in writing and signed and delivered by the Company and Holder. No waiver of any provision of this Note or consent by the Holder shall be effective unless the same shall be in writing and signed by the Holder. No waiver of any provision of this Note or consent by the Company shall be effective unless the same shall be in writing and signed by the Company.

[signature page follows]

IN WITNESS WHEREOF, the undersigned has caused this Note to be executed and its seal affixed effective as of the day and year first above written.

COMPANY:	THE REAL GOOD FOOD COMPANY LLC,
a California limited liability company

By:
Name: Josh Schreider
Title: Manager

Signature Page to Promissory Note

EXHIBIT B

SECURITY AGREEMENT

(attached behind)

SECURITY AGREEMENT

This Security Agreement (“Agreement”) is made and entered into by and between PPZ, LLC, a Wyoming limited liability company (“Secured Party”), and THE REAL GOOD FOOD COMPANY LLC, a California limited liability company (“Debtor”) on this 1st day of June, 2017 (the “Effective Date”). The Secured Party and Debtor are at times hereinafter referred to individually as a “Party” and collectively as the “Parties.”

RECITALS

A.        Debtor executed in favor of Secured Party a Secured Convertible Promissory Note of even date herewith attached hereto as Exhibit A (“Promissory Note”), and incorporated herein by this reference, whereby Debtor promises to pay, to the order of Secured Party, a principal amount of up to Four Hundred Thousand Dollars and Zero Cents ($400,000.00), all on terms and conditions more particularly stated in the Promissory Note (the “Loan”).

B.        Pursuant to Section 4 of the Promissory Note, Debtor agreed to grant Secured Party a security interest in and to all of Debtor’s assets, all on the terms and conditions which the Parties agreed to evidence by this Agreement.

OPERATIVE PROVISIONS

NOW, THEREFORE, in consideration of the above recitals and the covenants, promises, agreements and representations set forth in this Agreement, all of which are operative provisions of this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.        Incorporation of Recitals; Defined Terms. The Recitals set forth above are material and incorporated herein by this reference. Defined words or phrases shall have the meanings proscribed to such term in this Agreement, unless the context indicates otherwise. Defined terms not otherwise defined herein shall have the meaning proscribed thereto in the Promissory Note, unless the context indicates otherwise. The singular shall include the plural and the masculine gender shall include the feminine and neuter, and vice versa, as the context indicates.

1.1        “Bankruptcy” means any proceeding under the United States Bankruptcy Code or any equivalent proceeding under another federal or state law, including appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, or similar officer for the affected Person or any part of its property, or any other type of bankruptcy, insolvency, reorganization, rearrangement, readjustment of debt, dissolution, custodianship, conservatorship, liquidation or rehabilitation proceeding, whether commenced voluntarily by the affected Person or involuntary against an affected Person by others, which in the case of an involuntary Bankruptcy, such proceeding is not dismissed within ninety (90) days.

1.2        “Code” means and refers to the California Uniform Commercial Code as adopted in California, as amended from time to time.

1.3        “Collateral” means all of the following property that is now or hereafter at any time used in connection with (without regard to the duration of the period of such use), or now or at any time relates to or arises as a result of the operation of the business known as The Real Good Food Company LLC and any subsidiaries or affiliates now existing or hereafter organized:

(a)        All of the Debtor’s inventory, including all goods, merchandise, raw materials, supplies and other tangible personal property, now owned or hereafter acquired, and all documents now and at any times covering or representing any of said property;

(b)        All of Debtor’s accounts, accounts receivable, contract receivables, contract rights, notes, drafts, acceptances, instruments, chattel paper, choses in action, and general intangibles, and all guarantees and suretyship agreements relating thereto and all security for payment thereof, now and hereafter existing or arising; and

(c)        All of Debtor’s equipment, including all furniture, furnishings, machinery, fixtures, storage shelves and other goods used in the conduct of Debtor’s business, including, but not limited to, all motor vehicles and rolling stock, now owned or hereafter acquired.

Together with: (a) all increases, parts, fittings, accessories, equipment, special tools and accessions now or hereafter attached thereto or used in connection therewith, and any and all replacements of all or any part thereof; (b) any profits now or hereafter acquired from or through any of the foregoing; (c) any products now or hereafter manufactured, processed, assembled or commingled from any of the foregoing; and (d) any and all proceeds received should any of the foregoing be sold, exchanged, collected or otherwise disposed of.

1.4      “Debtor” means The Real Good Food Company LLC, a California limited liability company, and their respective successors, assigns and transferees.

1.5      “Event of Default” shall have the meaning provided in Section 7 below.

1.6      “Promissory Note” means the Secured Convertible Promissory Note of even date herewith.

1.7      “Obligations” means all of the debts, obligations and/or liabilities of Debtor described in Section 3 below, the timely and faithful performance of which are secured by the security interest in the Collateral granted to Secured Party under this Agreement.

1.8      “Other Liable Party” means any Person, other than Debtor, who may now or may at any time hereafter be primarily or secondarily liable for any of the Obligations or who may now or may at any time in the future have granted to Debtor a security interest or lien upon any property as security for any of the Obligations.

1.9      “Person” means an individual, corporation, partnership, association, joint stock company, trust, estate, unincorporated organization or joint venture, or a court or governmental unit or any agency or subdivision, or any other legally recognizable entity.

1.10    “Proceeds” means any proceeds, items, rights or things that Debtor may receive by virtue of Debtor being or having been an owner of any the Collateral and any other items constituting “proceeds” within the meaning of the Code.

1.11    “Secured Party” means and refers to PPZ, LLC, and its respective successors, assigns and transferees. PPZ, LLC, may enforce the rights of Secured Party hereunder.

2.        Grant of Security Interest. Debtor granted to Secured Party a security interest in and to all of the Collateral, subordinated to all existing and future indebtedness owed by Debtor to PMC Financial Services Group, LLC (“PMC Financial”) including all of Debtor’s right, title and interest relating to or arising under or on account of the Collateral as security for all of the Obligations to be performed by Debtor. Secured Party understands and acknowledges that the security interest granted hereunder is subordinated to matters of record filed prior to the date hereof.

3.        Obligations Secured. The security interest described in Section 2 is granted to Secured Party as collateral security to secure Debtor’s full and timely performance, satisfaction and compliance with all of Debtor’s Obligations. “Obligations” means all of Debtor’s debts, liabilities and/or obligations described in Subsections 3.1 and 3.2 below to be performed or satisfied in accordance with the terms of any agreement or other documentation creating, governing or evidencing any such debt, liability or obligation.

3.1        Note. The secured Obligations include all of Debtor’s indebtedness and other liabilities and obligations evidenced by the Note, including the timely payment of all amounts becoming due under the Note.

3.2        Performance under This Agreement. The secured Obligations include all of the Obligations of Debtor under this Agreement.

4.        Financing Statement Filings. Debtor authorizes Secured Party to file, without the signature of Debtor where permitted by law, one or more financing statements, continuation statements, and financing statement amendments (“UCC-1”) relating to the Collateral. Debtor shall pay all filing costs and all costs and expenses of any record searches for financing statements that Secured Party may reasonably require. Debtor further agrees that a carbon, photographic or other reproduction of this Agreement or any UCC-1 describing the Collateral is sufficient as a financing statement and may be filed in any jurisdiction Secured Party may deem appropriate.

5.        Representations and Warranties. Debtor is making the representations and warranties set forth in Subsections 5.1 through 5.3 below for the benefit of Secured Party to be effective both as of the Effective Date of this Agreement and at all times thereafter while this Agreement remains outstanding. Debtor acknowledges and agrees Debtor’s willingness to make such representations and warranties is a material inducement to Secured Party in undertaking to provide direct and indirect benefits to Debtor, and Debtor shall be deemed to have committed an Event of Default (with no cure or grace period) in the event that any such representation and warranty is or becomes false or misleading in any material respect.

5.1        Title to Collateral. Debtor has title to all Collateral and: (a) except for the secured obligations owed by Debtor to PMC Financial, the Collateral is free and clear of all liens, security interests, encumbrances or adverse claims, except for the security interests perfected prior to the date hereof and the encumbrance created by this Agreement; (b) no dispute, right of setoff, counterclaim or defense exists with respect to all or any part of the Collateral; and (c) no financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office except as previously disclosed herein.

5.2        No Consents or Conflicts. Except for existing liens, including PMC Financial liens, neither the ownership nor the intended use of the Collateral by Debtor, nor the grant of the security interest by Debtor to Secured Party, nor the exercise by Secured Party of its rights or remedies, will: (a) conflict with any provision of (i) any domestic or foreign law, statute, rule or regulation, or (ii) any agreement, judgment, license, order or permit applicable to or binding upon Debtor; or (b) except as to this security agreement, result in or require the creation of any lien, charge or encumbrance upon any assets or properties of Debtor. No consent, approval, authorization or order of, and no notice to or filing with any court, governmental authority, or third Person is required in connection with the grant by Debtor of their respective security interest to Secured Party or the exercise by Secured Party of its rights and remedies arising under or on account of this Agreement.

5.3        Security Interest. During the term of this Agreement, Debtor has and will have at all times full right, power and authority to grant a security interest in and to its respective interests in the Collateral to Secured Party in the manner provided in this Agreement, including subordination to PMC Financial. This Agreement creates a valid and binding security interest in favor of Secured Party in the Collateral securing the Obligations subordinated to security interests of record filed prior to the date hereof.

6.        Covenants of Debtor. Unless Secured Party shall otherwise consent in writing, in its sole discretion, Debtor will at all times comply with the covenants and agreements set forth in Subsections 6.1 through 6.7 below from the Effective Date and so long as any part of the Obligations are outstanding and/or not fully performed.

6.1        Ownership of Collateral and Liens. Debtor will maintain good and marketable title to the Collateral free and clear of all liens, security interest, encumbrances or adverse claims, except for the security interests of record filed prior to the date hereof, including PMC Financial, and the encumbrance created by this Agreement. Debtor will not permit any dispute, right of setoff, counterclaim or defense to exist with respect to all or any part of the Collateral. Debtor will not permit and will cause to be terminated any financing statement or other security instrument with respect to the Collateral, except such as may exist or as may have been filed in favor of Secured Party. Debtor will defend Secured Party’s right, title and special property and security interest in and to the Collateral against the claims of any other Person.

6.2        Further Assurances. Debtor will, at its expense and at any time and from time to time, promptly execute and deliver all further instruments, documents, stock powers and endorsements and take all further action that may be necessary or desirable or that Secured Party may reasonably request in order: (a) to perfect and protect the security interest created or purported to be created hereby and the first priority of such security interest; (b) to enable Secured Party to exercise and enforce its rights and remedies in respect of their respective interests in the Collateral; or (c) to otherwise effect the purposes of this Agreement, including, without limitation (i) executing and filing such financing statements, continuation statements, or financing statement amendments thereto, as may be necessary or desirable or that Secured Party may request in order to perfect and preserve the security interest created under this Agreement, and (ii) furnishing to Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Secured Party may reasonably request, all in reasonable detail. Secured Party shall executed any reasonable documents required by PMC Financial to acknowledge the subordination of Loan to the debt and secured interests of PMC Financial.

6.3        Information. Debtor will furnish to Secured Party any information which Secured Party may from time to time reasonably request concerning any covenant, provision or representation set forth in this Agreement or any other matter in connection with the Collateral.

6.4        Payment of Taxes and Claims. Debtor: (a) will timely pay all property and other taxes, assessments and governmental charges or levies imposed upon their respective interests in the Collateral or any part thereof; and (b) will timely pay all lawful claims which, if unpaid, might become a lien or charge upon their respective interests in the Collateral or any part thereof.

6.5        No Transfer or Encumbrance. Debtor will not: (a) sell, assign, transfer (by operation of law or otherwise), exchange, lease or otherwise dispose of any of its respective interests in the Collateral, except in the ordinary course of business and except pursuant to existing contracts; (b) other than in relation to security interests previously created, grant a lien or security interest in or execute, file or record any financing statement or other security instrument with respect to the Collateral without the prior written consent of Secured Party; or (c) deliver actual or constructive possession of the Collateral to any Person other than to Secured Party, except as otherwise required by senior lien holders.

6.6        Power of Attorney. Subject to the rights of senior lien holders, Debtor irrevocably appoints Secured Party as Debtor’s attorney-in-fact and proxy while this Agreement remains in effect, with full authority in the place and stead of Debtor and in the name of Debtor or otherwise, from time to time in Secured Party’s discretion, to take any action and to execute any instrument which Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement (subject, prior to the occurrence of an Event of Default, to the rights of Debtor under Sections 9 and 10 below), including, without limitation: (a) to obtain and adjust insurance required to be paid to Secured Party; (b) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of their respective interests in the Collateral; (c) to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with preceding clauses (a) or (b); and (d) to file any claims or take any action or institute any proceedings which Secured Party may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Secured Party with respect to any of the Collateral.

6.7        Consent to Performance by Secured Party. If Debtor fails to perform any material agreement or obligation under this Agreement, Secured Party may itself perform, or cause performance of, such agreement or obligation, and the reasonable expenses of Secured Party incurred in connection therewith shall be payable by Debtor upon demand; provided, however, in no event or circumstances shall Secured Party be considered to have any duty or obligation to undertake to perform any such obligations or duties of Debtor.

7.        Events of Default. Each of the acts, omissions, occurrences, transaction or circumstances described in Subsections 7.1 through 7.7 below shall constitute an “Event of Default” under this Agreement. An Event of Default shall be deemed to occur immediately upon the happening of the specified acts, omissions, occurrences, transactions or circumstances and without any grace period or opportunity to cure or remedy in favor of Debtor unless otherwise expressly stated in Subsections 7.1 through 7.7 below.

7.1        Breach of Warranty or Representation. If any warranty or representation or statement made by Debtor in this Agreement proves to have been false or fraudulent in any material respect, or any material omission.

7.2        Noncompliance with Covenants. The failure by Debtor to perform and comply with all of the terms, covenants and agreement of Debtor under this Agreement, including any obligation of indemnification in favor of Secured Party; provided, however, in the case of any obligation of Debtor to pay an amount to Secured Party under this Agreement, an Event of Default will not be deemed to have occurred until the expiration of any longer payment or grace period expressly stated in Secured Party’s written notice requiring such payment.

7.3        Noncompliance with Other Obligations. The failure by Debtor to perform and comply with all of the terms, covenants and agreements of Debtor set forth in or relating to the Note or the Promissory Note, including, without limitation, the failure of Debtor to timely pay any amounts due to Secured Party under the Note; provided, however, an Event of Default will not be deemed to have occurred until the expiration of any cure or grace period expressly provided in the Note and/or the Promissory Note.

7.4        Adverse Claims on Collateral. The levy of any attachment, execution or other process against Debtor or against the Collateral, or any part thereof, and the failure of Debtor to cause removal of such process within ten (10) days from the date Debtor receives notice of such attachment, execution or other process.

7.5        Adverse Events Affecting Debtor. In the event Debtor becomes the debtor in any Bankruptcy, or if Debtor, or Debtor’s permitted successors or assigns, shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due.

7.6        Transfer of Interests. Any voluntary or involuntary transfer, or attempted transfer, or other disposition by Debtor of any beneficial or legal ownership of the Collateral, including, without limitation, any pledge, encumbrance and/or hypothecation of such Collateral or any interest in the Collateral, except with the prior written consent of Secured Party and subject to Secured Party’s interests in the Collateral.

7.7        Dissolution of Debtor. The merger, dissolution, liquidation, consolidation or transfer of a controlling interest in Debtor, or any legal entity holding, directly or indirectly, a controlling interest in the Debtor. The term “controlling interest” shall mean any partnership, membership, shareholder, joint venture interest, or other form of ownership interest representing at least fifty-one (51%) of the voting power in the Debtor.

8.        Rights and Remedies of Secured Party. In addition to any other rights or remedies of Secured Party provided in another Section of this Agreement, upon the occurrence of an Event of Default, Secured Party shall have all of the rights and remedies provided in Subsections 8.1 and 8.2 below on a pro rata basis based upon the amounts of dollars lent by respective parties in comparison to the total; provided, however, nothing in this Agreement is intended to effect, limit, change or prejudice the rights and remedies of Secured Party arising from or on account of any agreements, contracts or documentation establishing, creating or evidencing any of the Obligations secured by the Collateral.

8.1        Rights Under the Code and Cumulative Remedies. Secured Party may, at Secured Party’s option, exercise any and all rights and remedies of a creditor or secured party under the Code or other California law, including, but not limited to, the right to take possession of the Collateral, and arrange the sale or other disposition of the Collateral, or any part thereof, in such increments as determined by Secured Party, in its sole discretion. All rights and remedies of Secured Party are cumulative and nothing in this Agreement shall affect the rights and remedies of Secured Party. Secured Party may proceed against the Debtor and/or Debtor’s successors or assigns, with or without proceeding against the Collateral. If Secured Party elects to proceed against the Collateral, Secured Party may proceed against Debtor for any deficiency, subject only to any limitations provided in the Code.

8.2        Indemnity and Expenses. Debtor hereby indemnifies and agrees to hold harmless Secured Party, its affiliates, agents and counsel, each of which is referred to as an “Indemnified Person”, from and against any and all liabilities, obligations, claims, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against any Indemnified Person (whether or not caused by any Indemnified Person’s sole, concurrent or contributory negligence) growing out of or resulting from Debtor’s failure to perform the Obligations and the transactions and events at any time associated therewith, including without limitation the enforcement of the Obligations and the defense of any Indemnified Person’s actions and inactions in connection with the Obligations, except to the limited extent such liabilities, obligations, claims, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of an Indemnified Person are proximately caused by such Indemnified

Person’s gross negligence or willful misconduct. If any Person (including without limitation Debtor or any of Debtor’s affiliates) ever alleges such gross negligence or willful misconduct by any Indemnified Person, the indemnification provided for in this Section shall nonetheless be paid upon demand, subject to later adjustment or reimbursement, until such time as a court of competent jurisdiction enters a final judgment as to the extent and effect of the alleged gross negligence or willful misconduct. The indemnification provided for in this Section shall survive the termination of this Agreement and shall extend to and continue to benefit each Person who is or has at any time been any Indemnified Person, including without limitation any Person who has ceased to be an Indemnified Person, whether by assignment of the Obligations, termination of this Agreement, or otherwise.

8.3        Deficiency. In the event that the proceeds of any sale, collection or realization of or upon Collateral by Secured Party are insufficient to pay all amounts to which Secured Party is legally entitled, to the extent Debtor remains liable to Secured Party on account of any of the Obligations, Debtor shall be liable for the deficiency, together with interest thereon as provided in the agreements or other documentation creating, governing or evidencing any of the Obligations (if no interest is so provided) at such other rate as shall be fixed by applicable law, together with the costs of collection and the reasonable fees of any attorneys employed by Secured Party to collect such deficiency.

9.        Debtor’s Waiver of Other Recourse Claim. Debtor waives any right to require Secured Party to proceed against any other Person, exhaust any Collateral or other security for the Obligations, or to have any Other Liable Party joined with Debtor in any suit arising out of the Obligations or this Agreement, or pursue any other remedy in Secured Party’s power. Debtor further waives any and all notice of the creation, modification, rearrangement, renewal or extension for any period of any of the Obligations of any Other Liable Party from time to time. Debtor further waives any defense arising by reason of any disability or other defense of any Other Liable Party or by reason of the cessation from any cause whatsoever of the liability of any Other Liable Party. Until all of the Debtor’s Obligations shall have been paid in full, Debtor shall have no right to subrogation and Debtor waives the right to enforce any remedy which Secured Party has or may hereafter have against any Other Liable Party, and waives any benefit of and any right to participate in any other security whatsoever now or hereafter held by Secured Party. Debtor authorizes Secured Party, without notice or demand and without any reservation of rights against Debtor without affecting Debtor’s liability hereunder or on the Obligations, from time to time to: (a) take or hold any other property of any type from any other Person as security for the Obligations, and exchange, enforce, waive and release any or all of such other property; (b) apply the Collateral or such other property and direct the order or manner of sale thereof as Secured Party may in its discretion determine; (c) renew, extend for any period, accelerate, modify, compromise, settle or release any of the obligations of any Other Liable Party in respect to any or all of the Obligations or other security for the Obligations; (d) waive, enforce, modify, amend or supplement any of the provisions of agreements or other documentation creating, governing or evidencing any of the Obligations with any Person other than Debtor; and (e) release or substitute any Other Liable Party.

10.        Debtor’s Acknowledgments and Admissions. Debtor represents, warrants, acknowledges and admits that:

10.1        It has made an independent decision to enter into this Agreement and the agreements or other documentation creating, governing or evidencing any of the Obligations to which it is a Party, without reliance on any representation, warranty, covenant or undertaking by Secured Party, whether written, oral or implicit, other than any which may be expressly set out in this Agreement or such other Obligation documents;

10.2        Secured Party has not made any such representation, covenant or undertaking to Debtor in connection with the duties and obligations of Debtor pursuant to any agreements or other documentation creating, governing or evidencing any of the Obligations;

10.3        Secured Party has no fiduciary obligation toward Debtor with respect to any agreements or other documentation creating, governing or evidencing any of the Obligations or the transactions contemplated thereby;

10.4        The relationship pursuant to the agreements or other documentation creating, governing or evidencing any of the Obligations between Debtor, on one hand, and Secured Party, on the other hand, is and shall be solely that of a debtor and creditor, respectively;

10.5        Except for Secured Party’s membership interest in Debtor separate and apart from this Agreement, no joint venture or partnership exists between Debtor and Secured Party;

10.6        Should an Event of Default occur or exist, Secured Party will determine in Secured Party’s sole discretion and for its own reasons what remedies and actions it will or will not exercise or take at that time;

10.7        Without limiting any of the foregoing, Debtor is not relying upon any representation by Secured Party, or any representative thereof, and no such representation has been made, that Secured Party will, at the time of an Event of Default, or at any other time, waive, negotiate, discuss, or take or refrain from taking any action with respect to any such Event of Default or any default under any other agreements or other documentation creating, governing or evidencing any of the Obligations; and

10.8        Secured Party has relied upon the truthfulness of these acknowledgements in deciding to enter into this Agreement.

11.        Non-Waiver. Without affecting the validity of this Agreement or Secured Party’s security interest in the Collateral, Secured Party may from time to time take such action: (a) to alter, compromise, renew, extend, accelerate, or otherwise change one or more times the time for payment or performance of any of the obligations secured by this Agreement, including, without limitation, increasing or decreasing of the rate of interest (if any) on any such obligation, extending the maturity date of any such obligations; (b) to take and hold security for the payment of the obligations and exchange, enforce, waive, and release any such security, with or without the substitution of new collateral, including, without limitation, modification, release or waiver of any of the provisions of any of the deeds of trust; (c) to release, substitute, agree not to sue, or deal with Debtor, or Debtor’s sureties, endorsers, or other guarantors on any terms or in any manner Secured Party may choose; (d) to determine how, when and what application of payments and credits shall be made on the obligations; (e) to apply such security and direct the order or manner of sale of any security, including the Collateral, as Secured Party in its discretion may determine; and/or (f) to assign or transfer this Agreement in whole or in part.

12.        Notices. Except as otherwise provided herein, any notice or other items to be delivered to a Party pursuant to this Agreement shall be in writing and either personally delivered, sent by first class mail, postage prepaid, or sent via electronic transmission, addressed to the Party to be notified at the address specified in accordance with this Section, or delivered by Federal Express or other comparable overnight delivery service, delivery costs prepaid and addressed to the Party to be notified at the address specified in accordance with this Section. Any such notice or other items to be delivered shall be deemed duly given, delivered and received on the date of personal delivery to the Party (or such Party’s authorized representative) or in the case of mailing, three (3) business days after deposit in the U.S. Mail, or in the case of electronic transmission receipt by the other Party is not effective unless a duplicate copy of the electronic transmission Notice is promptly given by one of the other methods permitted under this Section, or in the case of Federal Express or other comparable overnight delivery service, one (1) day following the delivery of such notice or item to such delivery service, as the case may be. Unless a Party changes its address for notice by giving a notice in accordance with this Section changing such address, the address for notice and delivery of each Party shall be as follows:

To Secured Party:	PPZ, LLC
Attention: Rhea Lamia
[***]
Email: [***]

To Debtor:	The Real Good Food Company LLC
[***]
Email: [***]

With a Copy to:	Varner & Brandt LLP
Attention: Sean S. Varner
3750 University Avenue
Riverside, California 92501
Email: [***]

13.        Governing Law; Venue. The laws of the State of California shall govern the validity, enforcement and interpretation of this Agreement. The obligations of the Parties are performable and venue for any legal action arising out of this Agreement shall lie in Riverside County, California.

14.        Integration; Modification; Waiver. This Agreement and the ancillary documents described herein constitute the complete and final expression of the agreement of the Parties relating to the subject of this Agreement and supersede all previous agreements and understandings of the Parties, either oral or written. This Agreement cannot be modified, or any of the terms hereof waived, except by an instrument in writing (referring specifically to this Agreement) executed by the Party against whom enforcement of the modification or waiver is sought.

15.        Agreement in Counterparts. This Agreement, or any amendment thereto, may be executed in multiple counterparts, each of which shall be deemed an original Agreement, and all of which together shall constitute one and the same instrument. The Parties may also deliver executed copies of this Agreement to each other by electronic transmission, which electronically transmitted signatures shall be binding. Any electronically delivered signatures shall be followed by the delivery of executed originals.

16.        Headings; Construction. The headings which have been used throughout this Agreement have been inserted for convenience of reference only and do not constitute matters to be construed in interpreting this Agreement. Words of any gender used in this Agreement shall be held and construed to include any other gender and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise. All provisions of this Agreement were the subject of negotiation and no principle of law providing for the interpretation of a contract against the draftsperson shall be applied in interpreting any provision in this Agreement.

17.        Invalid Provisions. If any one or more of the provisions of this Agreement, or the applicability of any such provision to a specific situation, shall be held invalid or unenforceable, such provision shall be modified to the minimum extent necessary to make it or its application valid and enforceable, and the validity and enforceability of all other provisions of this Agreement and all other applications for any such provision shall remain in full force and effect.

18.        Binding Effect. Except as otherwise provided in this Agreement, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Except as expressly provided herein, nothing in this Agreement is intended to confer on any Person, other than the Parties hereto and their respective successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

19.        Attorneys’ Fees. In the event of any legal proceedings, between the Parties or any of them, the prevailing Party shall be entitled to recover reasonable attorneys’ fees and costs in addition to all other relief granted, including the right to recover reasonable attorneys’ fees and costs incurred in the enforcement of any award or judgment or in connection with any appellate proceedings.

[signature page follows]

IN WITNESS WHEREOF, this Agreement has been executed by the Secured Party and Debtor to be effective as of the Effective Date set forth above.

SECURED PARTY
PPZ, LLC, a Wyoming limited liability company

By:
Rhea Lamia
Its:	Manager
DEBTOR
THE REAL GOOD FOOD COMPANY LLC, a California limited liability company

By:
Josh Schreider
Its:	Manager

Signature Page to Security Agreement

EXHIBIT C

UCC-1 FINANCING STATEMENT

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